Exhibit 23(b)

              CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 17, 2001 relating to the financial statements and financial statement schedule, which appears in Constellation Energy Group's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/PricewaterhouseCoopers LLP

Baltimore, Maryland
January 24, 2002